Exhibit 4.1(c)

SUPPLEMENTARY SECONDMENT DEED

Autogen Limited

AND

Autogen Research Pty Ltd

AND

Professor G Collier

DEED

THIS DEED is made the 26th day of March 2002

BETWEEN

AUTOGEN LIMITED (ACN 000 248 304) and

AUTOGEN RESEARCH PTY LTD (ACN 074 636 847) of 210 Kings Way, South Melbourne, Victoria 3205 (together “Autogen”)

AND

GREG COLLIER of                                                                                                                                                             (“Secondee”)

RECITALS:

A.                                   Secondee is employed by Deakin University and pursuant to a Secondment Agreement (the “Secondment Agreement”) dated as of 19 March 2002 between Autogen, Deakin University and Secondee has been seconded to Autogen.

B.                                     Secondee and Autogen wish to supplement the Secondment Agreement on the terms of this Deed.

THE PARTIES AGREE AS FOLLOWS:

1.                                       Autogen will pay Secondee an annual fee of $185,000 (less any applicable tax) payable in 26 equal instalments during each year of Secondment.

2.                                       Autogen will make an offer to Secondee of 100,000 options pursuant to the Prospectus lodged by Autogen with the Australian Securities and Investments Commission.

3.                                       Secondee agrees to comply with the policies on trading in shares in attachments1 and 2 which shall be construed for the purposes of this Deed as if all references to “employees” include Secondee.  The Parties acknowledge and agree that nothing in this Deed shall cause Secondee to be an employee and that Secondee is, for all purposes of this Deed and the Secondment Agreement, an independent contractor.

4.                                       This Deed shall be governed by and construed in accordance with the law of the State of Victoria.

EXECUTED as a Deed.

THE COMMON SEAL of	)
AUTOGEN LIMITED A.C.N. 000 248 304 was	)
hereunto affixed in accordance with its	)
constitution in the presence of:	)

Director/Secretary	Director

THE COMMON SEAL of	)
AUTOGEN RESEARCH PTY LTD	)
A.C.N. 074 636 847 was hereunto affixed in	)
accordance with its constitution in the presence of:	)

Director/Secretary	Director

SIGNED SEALED and DELIVERED by	)
GREG COLLIER in the presence of:	)

Witness Signature	G Collier

Witness Print Name

2

AUTOGEN LIMITED
POLICY

SUBJECT:      TRADING IN SHARES

1.             BACKGROUND

Although employees are encouraged to become shareholders of our businesses, there are severe penalties for dealing on the basis of inside information.

2.             AIM

•              Effects proper business controls

•              Meets legal requirements

3.             DEFINITIONS

3.1          Who is covered by this Policy?

All employees and Directors of the Company, Network Companies and its close associates.

3.2          What is a Close Associate?

For the purposes of this policy, a close associate is:

•            any company in which you have a substantial shareholding;

•            any private trust of which you are a beneficiary; and

•            any person or company with whom you have an arrangement which would entitle you to control, or influence substantially, the exercise of any voting power of shares in any of the Network Companies.

3.3          What are Securities?

For the purposes of this policy, securities are any listed or unlisted class of share, right, share option, or warrant.

3.4          What is a Network Company?

For the purposes of this policy, the Network Companies are:

•            Astro Mining N.L.

•            A.W.I Administration Services Pty. Ltd.

•            Johnson’s Well Mining N.L.

•            Gutnick Resources N.L.

•            Quantum Resources Limited

•            Bay Resources Ltd

and any other Company which becomes part of the network as a result of a takeover offer or other form of acquisition by any of the above Companies.

3.5          What is Dealing in Securities?

For the purposes of this policy, dealing includes:

•            the buying or selling of, or subscribing for, any securities; and

•            the exercise of listed or unlisted options

whether on your own account or on behalf of another person.

3.6          What is Inside Information

For the purposes of this policy, inside information is information which has not been released to the Australian Stock Exchange, any other Exchange that anyone of the companies is listed on, or to a regulatory body as required by law, and which may have an effect on the price of the securities in the relevant company.

3.7          What is the Window Period?

The window period is the two week period following the release to the Australian Stock Exchange of the quarterly, half yearly or full year report for the relevant Network Company in which a transaction may be contemplated.

4.             POLICY

4.1          Company

You and your close associates should not deal in securities in the Company or a Network Company other than in a window period.

At no time (including the two week period referred to above) may you deal in securities in the Company or a Network Company when you are in possession of inside information.

In addition, when in possession of inside information, it is not permissible to:

•            communicate the information to any other person; or

•            encourage or induce any other person to deal in those securities.

4.2          Non-Network Companies

You and your associates should not deal in securities in a non-Network Company which you are aware is the subject of an unannounced significant commercial transaction with a Network Company. This applies particularly to Joint Venture partners.

4.3          Spirit of Policy

All employees and Directors are expected to comply with the spirit of the policy and not simply the strict legal interpretation.

5.             PROCEDURE

5.1          What must you do if  you wish to deal inside the Window Period?

You can deal in securities in the Company and any Network Company during the two week window period unless you hold inside information. Once you have completed the transaction, you must report the details utilising the Notification of Change in Shareholdings Securities Form to the General Manager Corporate & Company Secretary in Melbourne who maintains a register of those transactions on behalf of the Audit Committees. A copy of the appropriate form is attached (Attachment 1). A completed form must be forwarded to the General Manager Corporate & Company Secretary within 48 hours after the transaction.

5.2                               What must you do if you have a special need to deal outside the window period, or if you believe you may hold inside information?

Directors and Level 5 persons should contact the Chairman & Managing Director and Levels 1 to 4 staff should contact the General Manager Corporate & Company Secretary in Melbourne prior to entering into the transaction so that they can determine whether the dealing would be prohibited under the Corporations Law. Permission granted is valid for a period of one week. After the expiration of the one week period, permission must be re-sought from the Chairman & Managing Director or the General Manager Corporate & Company Secretary.

Should you complete the transaction, you must report the details to the General Manager Corporate & Company Secretary in Melbourne to record, together with the reason for the dealing, in the register. The Notification of Change in Shareholdings Securities Form must be forwarded to the General Manager Corporate & Company Secretary within 48 hours of the transaction.

5.3                               What do I do if I am not sure whether a person is a close associate or have other questions

Contact the General Manager Corporate & Company Secretary in Melbourne.

Attachment 1

AUTOGEN LIMITED

Notification of Change in Shareholdings in Network Companies

NB:                            This form should be completed at the time of any share transaction activity and forwarded to:

General Manager Corporate & Company

Secretary Autogen Limited

210 Kings Way

South Melbourne Vic 3205

Fax: 03 9234 1266

within 48 hours of the transaction.

I hereby notify of a change in my shareholding (or that of a close associate), of the Company/ Network Company as detailed below:

Name of shareholder:

Relationship:	Self/Spouse/Other (delete as applicable - if other - advise relationship)

Location:

Contact Telephone Number: (business hours)

Home address:

Company subject of change:(1)

(please list)

Type of transaction:	Buy/sell/exercise/subscribe for Share/Right/Options/Warrant (delete as applicable)

Date of transaction:

Number of securities:

Name:	Signature:

Date:

(1)                                  Any listed company or other company which becomes part of the Network as a result of a takeover offer or other form of acquisition by a Network Company.